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                                                                    EXHIBIT 5(b)



                  [LETTERHEAD OF GENERAL MOTORS CORPORATION]



                                April 23, 1997


General Motors Corporation
100 Renaissance Center
Detroit, Michigan  48243-7301

General Motors Capital Trust D
c/o General Motors Corporation
100 Renaissance Center
Detroit, Michigan  48243-7301

General Motors Capital Trust G
c/o General Motors Corporation
100 Renaissance Center
Detroit, Michigan  48243-7301

Re: Registration Statement on Form S-4, Registration Number 333-25221

Ladies and Gentlemen:

           I have examined the Registration Statement on Form S-4 (Registration Number 333-25221) filed by General Motors Corporation, a Delaware corporation ("General Motors"), General Motors Capital Trust D, a Delaware business trust (the "Series D Trust"), and General Motors Capital Trust G, a Delaware business trust (the "Series G Trust"), with the Securities and Exchange Commission (the "Commission") on April 15, 1997, and as amended pursuant to Amendment No. 1 thereto filed on the date hereof (as amended, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended
(the "Securities Act"), of  (i)      % Trust Originated Preferred Securities(SM)
("TOPrS"), Series D (the "Series D Preferred Securities"), and       % Junior
Subordinated Deferrable Interest Debentures, Series D, due 2012, of General Motors (the "Series D Junior Subordinated Debentures") pursuant to the offer (the "Series D Offer") by General Motors and the Series D Trust to exchange the Series D Preferred Securities for up to 5,462,917 depositary shares, each representing a one-fourth of a share of General Motors' Series D 7.92% Preference Stock, $0.10 par value per share, not owned by General Motors, and
(ii)      % Trust Originated Preferred Securities  ("TOPrS"), Series G (the
"Series G Preferred Securities"), and      % Junior Subordinated Deferrable
Interest Debentures, Series G, due 2012, of General Motors (the "Series G
Junior Subordinated Debentures") pursuant to the offer (the "Series G Offer") by General Motors and the Series G Trust to exchange the Series G Preferred Securities for up to 9,071,910 depositary shares, each representing a one-fourth of a share of General Motors' Series G 9.12% Preference Stock, $0.10 par value per share, not owned by General Motors. The Series D Junior Subordinated Debentures and the Series G Junior Subordinated Debentures will be issued in accordance with the provisions of an indenture (the "Indenture"), to be supplemented by a Supplemental Indenture relating to the Series D Junior Subordinated Debentures (the "Series D Supplement") and by a Supplemental Indenture relating to the Series G Junior Subordinated Debentures (the "Series
G Supplement"), each executed by General Motors and Wilmington Trust Company, as trustee (the "Trustee"), the forms of which are exhibits to the Registration Statement. Each of the Series D Preferred Securities and the Series G
Preferred Securities will be guaranteed by General Motors in the manner and the extent set forth in

---------------

(SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

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Guarantee Agreements (the "Preferred Securities Guarantee (Series D)" and the
"Preferred Securities Guarantee (Series G)," respectively), the forms of which are exhibits to the Registration Statement.

           I, in my capacity as an attorney on the Legal Staff of General Motors, have examined the following documents and records: (1) the Registration Statement, including the prospectus (the "Prospectus") contained therein; (2) the forms of the Indenture, the Series D Supplement and the Series G
Supplement; (3) the forms of the Series D Junior Subordinated Debentures and the Series G Junior Subordinated Debentures; (4) the forms of the Preferred Securities Guarantee (Series D) and the Preferred Securities Guarantee (Series
G); and (5) all corporate minutes and proceedings of General Motors relating to the issuance of the Series D Preferred Securities, the Series G Preferred Securities, the Series D Junior Subordinated Debentures and the Series G Junior Subordinated Debentures. I have also examined such further documents, records and proceedings as I have deemed pertinent in connection with the issuance of the Series D Junior Subordinated Debentures and the Series G Junior
Subordinated Debentures and the execution of the Preferred Securities Guarantee (Series D) and the Preferred Securities Guarantee (Series G). In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the completeness and authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the validity of all laws and regulations. I am also familiar with the additional proceedings proposed to be taken by General Motors in connection with the authorization, registration and issuance of the Series D Junior Subordinated Debentures and Series G Junior Subordinated Debentures, and the execution of the Preferred Securities Guarantee (Series D) and the Preferred Securities Guarantee (Series G), and I have assumed that all documents relating thereto are duly executed and delivered in substantially the forms reviewed by me. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of General Motors, the
Series D Trust and the Series G Trust.    I express no opinion with respect to
matters involving the Delaware Business Trust Act, as amended, and the rules and regulations thereunder.

           Based on the foregoing, and subject to the qualifications stated herein, it is my opinion that:

           1. The Series D Junior Subordinated Debentures have been duly and validly authorized by General Motors and, when executed, authenticated, issued and delivered in the manner contemplated in the Indenture and the Series D Supplement, will constitute legal, valid and binding obligations of General Motors, entitled to the benefits of the Indenture and the Series D Supplement and enforceable against it in accordance with their terms except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws or equitable principles relating to or limiting creditors' rights and remedies generally and except to the extent that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto. I express no opinion as the availability of equitable remedies.

           2. The Series G Junior Subordinated Debentures have been duly and validly authorized by General Motors and, when executed, authenticated, issued and delivered in the manner contemplated in the Indenture and the Series G Supplement, will constitute legal, valid and binding obligations of General Motors, entitled to the benefits of the Indenture and the Series G Supplement and enforceable against it in accordance with their terms except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws or equitable principles relating to or limiting creditors' rights and remedies generally and except to the extent that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto. I express no opinion as the availability of equitable remedies.

           3. Each of the Preferred Securities Guarantee (Series D) and the Preferred Securities Guarantee (Series G) has been duly and validly authorized by General Motors and, when executed and delivered by General Motors, will constitute the legal, valid and binding obligations of General Motors except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganizaton, moratorium and similar laws or equitable principles relating to or limiting creditors' rights and remedies generally. I express no opinion as to the availability of equitable remedies.


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           I am qualified to practice law in the State of  Michigan, and I do not purport to express any opinion herein concerning any law other than the laws of the State of Michigan and the federal law of the United States. I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.


                                                Very truly yours,


                                                /s/ Martin I. Darvick

                                                Martin I. Darvick